Schedule 13D
CUSIP NO. 03071L101                                 AMERIVEST PROPERTIES, INC.
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EXHIBIT 99.3


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of beneficial interest, $0.001 per share, of AmeriVest Properties, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  June 28, 2001


WILLIAM T. ATKINS                         SHERIDAN REALTY PARTNERS, L.P.



By:   /S/ DEBORAH J. FRIEDMAN             By:   /S/ DEBORAH J. FRIEDMAN
      ------------------------------            ------------------------------
      Attorney-In-Fact                          Attorney-In-Fact


ALEXANDER S. HEWITT                       SHERIDAN REALTY CORPORATION



By:   /S/ DEBORAH J. FRIEDMAN             By:   /S/ DEBORAH J. FRIEDMAN
      ------------------------------            ------------------------------
      Attorney-In-Fact                          Attorney-In-Fact

SHERIDAN INVESTMENTS, LLC



By:   /S/ DEBORAH J. FRIEDMAN
      ------------------------------
      Attorney-In-Fact



SHERIDAN DEVELOPMENT, LLC



By:   /S/ DEBORAH J. FRIEDMAN
      ------------------------------
      Attorney-In-Fact


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